Exhibit (k)(3)
AMENDED AND RESTATED
FUND SERVICING AGREEMENT
BY AND BETWEEN
HATTERAS INVESTMENT PARTNERS LLC
AND
HATTERAS MULTI-STRATEGY 3(C)1 FUND, L.P.
HATTERAS MULTI-STRATEGY OFFSHORE FUND, LTD.
HATTERAS MULTI-STRATEGY FUND, L.P.
HATTERAS MULTI-STRATEGY TEI FUND, L.P.
HATTERAS MULTI-STRATEGY INSTITUTIONAL FUND, L.P.
HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.
November 1, 2008

     AMENDED AND RESTATED FUND SERVICING AGREEMENT, made as of the 1st day of November, 2008, by and between Hatteras Investment Partners LLC, a limited liability company formed under the laws of the State of Delaware (“Hatteras”), and the investment funds listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), on the other.
RECITAL
     WHEREAS, each Fund desires to retain Hatteras to provide, or to retain service providers (“Service Providers”) to provide, certain fund services (“Fund Services”) to the Funds;
     WHEREAS, the Funds are registered under the Investment Company Act of 1940 (the “Investment Company Act) and are subject to regulation as such under applicable federal securities laws;
     WHEREAS, units of membership interest in the Funds (“Units”) are offered for purchase to customers that are qualified investors; and
     WHEREAS, Hatteras desires to provide, or retain Service Providers to provide, Fund Services.
     NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:
1. Appointment of Hatteras.
     (a) Each Fund hereby authorizes Hatteras to provide, and/or retain other Service Providers, who have entered into an appropriate service provider agreement with Hatteras, to provide one or more of the Fund Services. Fund Services shall include, but shall not be limited to:
          (i) assisting in the maintenance of a Fund’s records containing information relating to limited partners of the Funds (“Limited Partners”);
          (ii) providing the Funds with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of a Fund and Limited Partner services;
          (iii) as agreed from time to time with the Board in accordance with Rule 38a-1 under the Investment Company Act, making available the services of appropriate compliance personnel and resources relating to compliance policies and procedures of the Funds;
          (iv) assisting in the administration of meetings of the Board and its committees and the Limited Partners;

          (v) assisting in administering subscriptions and tender offers, including assistance in the preparation of regulatory filings and the transmission of cash between Limited Partners and a Fund, and the Funds and the Master Fund (or any successor thereto designated by a Fund);
          (vi) assisting in arranging for, at the Funds’ expense, the preparation of all required tax returns;
          (vii) assisting in the periodic updating of the Funds’ prospectus(es) and statement of additional information(s), the preparation of proxy statements to Limited Partners, and the preparation of reports filed with regulatory authorities;
          (viii) providing information and assistance as requested in connection with the registration of the Funds’ Units in accordance with state securities requirements;
          (ix) providing assistance in connection with the preparation of the Funds’ periodic financial statements and annual audit as reasonably requested by the Board or officers of the Funds or the Funds’ independent accountants; and
          (x) supervising other aspects of the Funds’ operations and providing other administrative services to the Funds.
2. Fund Servicing Fee.
     (a) Each Fund will make payments to Hatteras within 45 days of the end of each calendar month equal to a certain percentage (on an annualized basis), as set forth in Exhibit B attached hereto, of the aggregate value of outstanding Units held by Limited Partners of each Fund determined as of the last day of the month (before repurchases of Units or performance allocations) (the “Fund Servicing Fee”).
     (b) Hatteras may pay amounts pursuant to this Section 2 to any Service Provider, including any “affiliated person” (as that term is defined in the Investment Company Act) of Hatteras, if such person provides Fund Services.
     (c) Hatteras may, in its sole discretion, waive or pay all or a portion of the Fund Servicing Fee to Service Providers.
3. Duties of Hatteras.
     (a) Hatteras agrees to retain the Service Providers to provide Fund Services and to compensate such Service Providers for their services.
     (b) Hatteras shall maintain all books and records of the Funds required by Rule 31a-1 under the Investment Company Act (other than those records being maintained by the Fund’s distributor, administrator, custodian or transfer agent) and preserve such records for the periods prescribed therefore by Rule 31a-2 of the Investment Company Act.

4. Liability of the Funds. Hatteras understands and agrees that the obligations of each Fund under this Agreement are several and not joint, and are not binding upon any Limited Partner or any person serving on the Board of Directors of any Fund personally, but bind only the Funds and the property of the Funds severally and not jointly. Hatteras represents that it has notice of the provisions of each Fund’s organizational documents disclaiming Limited Partner and Director liability for acts and obligations of such Fund.
5. Duration. This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 7 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter from year to year.
6. Amendment. Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Board of Directors of each Fund.
7. Termination. This Agreement may be terminated with respect to a particular Fund (i) by Hatteras at any time without penalty upon sixty days’ written notice to such Fund (which notice may be waived by such Fund); or (ii) by a Fund at any time without penalty upon sixty days’ written notice to Hatteras (which notice may be waived by Hatteras). Any termination of this Agreement shall not affect the obligation of a Fund to pay the Fund Servicing Fee to Hatteras prior to such termination.
8. Choice of Law. This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware (without regard to any conflicts of law principles thereof). Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
*     *     *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

HATTERAS INVESTMENT PARTNERS LLC

By:	/s/ J. Michael Fields
Name:	J. Michael Fields
Title:	Chief Operating Officer

HATTERAS MULTI-STRATEGY 3(C)1 FUND, L.P.

By: Hatteras Investment Management LLC, its General Partner

By: Name:	/s/ J. Michael Fields J. Michael Fields
Title:	Chief Operating Officer

HATTERAS MULTI-STRATEGY OFFSHORE FUND, LTD.

By: Hatteras Investment Partners LLC, its General Partner

By: Name:	/s/ J. Michael Fields J. Michael Fields
Title:	Chief Operating Officer

HATTERAS MULTI-STRATEGY FUND, L.P.

By: Hatteras Investment Management LLC, its General Partner

By: Name:	/s/ J. Michael Fields J. Michael Fields
Title:	Chief Operating Officer

HATTERAS MULTI-STRATEGY TEI FUND, L.P.

By: Hatteras Investment Management LLC, its General Partner

By: Name:	/s/ J. Michael Fields J. Michael Fields
Title:	Chief Operating Officer

HATTERAS MULTI-STRATEGY INSTITUTIONAL FUND, L.P.

By: Hatteras Investment Management LLC, its General Partner

By: Name:	/s/ J. Michael Fields J. Michael Fields
Title:	Chief Operating Officer

HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

By: Hatteras Investment Management LLC,
its General Partner

By: Name:	/s/ J. Michael Fields J. Michael Fields
Title:	Chief Operating Officer

EXHIBIT A
FUNDS
Hatteras Multi-Strategy 3(c)1 Fund, L.P.
Hatteras Multi-Strategy Offshore Fund, Ltd.
Hatteras Multi-Strategy Fund, L.P.
Hatteras Multi-Strategy TEI Fund, L.P.
Hatteras Multi-Strategy Institutional Fund, L.P.
Hatteras Multi-Strategy TEI Institutional Fund, L.P.

EXHIBIT B

Fund Servicing
Fee (as a
percentage of the
aggregate value of
Fund	outstanding Units)
Hatteras Multi-Strategy 3(c)1 Fund, L.P.	.85%
Hatteras Multi-Strategy Offshore Fund, Ltd.	.85%
Hatteras Multi-Strategy Fund, L.P.	.85%
Hatteras Multi-Strategy TEI Fund, L.P.	.85%
Hatteras Multi-Strategy Institutional Fund, L.P.	.10%
Hatteras Multi-Strategy TEI Institutional Fund, L.P.	.10%